Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.14

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of     , 2025 (and effective as set forth in Section 3.16 of this Agreement), by and among Legence Corp., a Delaware corporation (“Issuer”), Legence Holdings LLC, a Delaware limited liability company (“Legence Holdings”), and Legence Parent LLC, a Delaware limited liability company (“Legence Investment Aggregator I”).

WHEREAS, the Parties desire to provide for the exchange of certain Class B Units of Legence Holdings and Class B Common Stock of the Issuer for shares of Class A Common Stock of the Issuer or, at the Issuer’s election, cash equal to the Cash Election Amount (as defined below), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Block Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Business Day” means a day other than a Saturday, Sunday, federal or New York or California State holiday or other day on which commercial banks in New York City or San Jose, California are authorized or required by law to close.

“Cash Election” has the meaning set forth in Section 2.1(b) of this Agreement.

“Cash Election Amount” means with respect to a particular Exchange, an amount of cash equal to the value of the shares of Class A Common Stock that would have been received in such Exchange absent any Cash Election as of the date of Legence Holdings’ delivery of such cash pursuant to Section 2.2 (the “Valuation Date”), decreased by any distributions received by Legence Investment Aggregator I with respect to the Class B Units that are the subject of the Exchange following the date of receipt by Legence Holdings of the surrendered Class B Units and where the record date for such distribution was after the date of receipt of such surrendered Class B Units. For this purpose, the value of a share of Class A Common Stock shall equal (i) the closing trading price of a share of Class A Common Stock on the Exchange Date or (ii) in the event the share of Class A Common Stock is not then publicly traded, the value, as reasonably determined by the Issuer in good faith, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

“Cash Election Notice” has the meaning set forth in Section 2.1(b) of this Agreement.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of Issuer.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of Issuer.

“Class B Unit” means one limited liability company unit representing a membership interest in Legence Holdings, designated as a Class B Unit in and issued pursuant to the Legence Holdings LLC Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Date” has the meaning set forth in Section 2.1(b) of this Agreement.

“Exchange Rate” means the number of shares of Class A Common Stock for which a Class B Unit (together with the same number of shares of Class B Common Stock) is entitled to be exchanged, which shall be one for one.

“IPO” means the initial public offering and sale of shares of Class A Common Stock, as contemplated by the Issuer’s Registration Statement on Form S-1.

“IRS” means the U.S. Internal Revenue Service.

“Issuer” has the meaning set forth in the preamble of this Agreement.

“Legence Holdings” has the meaning set forth in the preamble of this Agreement.

“Legence Holdings LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Legence Holdings LLC, dated as of     , 2025, as it may be amended, supplemented or restated from time to time.

“Legence Investment Aggregator I” has the meaning set forth in the preamble of this Agreement.

“Parties” means the Issuer, Legence Holdings and Legence Investment Aggregator I.

“Quarterly Exchange Date” means a date within each fiscal quarter specified by the Issuer from time to time.

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of     , 2025, by and among the Issuer, Legence Investment Aggregator I and the other holders, as amended.

“Specified Exchange Date” means an Exchange Date in which Class B Units are exchanged pursuant to a Block Exchange.

Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

“Valuation Date” has the meaning set forth in the definition of Cash Election Amount in Article I of this Agreement.

ARTICLE II

EXCHANGE OF CLASS B UNITS

2.1 Exchange of Class B Units.

(a) Subject to the provisions in this Article II and the provisions of the Legence Holdings LLC Agreement, Legence Investment Aggregator I shall be entitled, on any Quarterly Exchange Date, upon the terms and subject to the conditions hereof, to exchange Class B Units (together with the same number of shares of Class B Common Stock) held by Legence Investment Aggregator I; provided, subject to adjustment as provided in this Article II, Legence Investment Aggregator I shall be entitled at any time to exchange Class B Units (together with the same number of shares of Class B Common Stock), provided that the number of Class B Units surrendered in such exchanges (by Legence Investment Aggregator I and any related person within the meaning of Section 267(b) or Section 707(b)(1)) during any 30 day period represent, in the aggregate, greater than 2% of the total interests in partnership capital or profits within the meaning of Treasury Regulations Section 1.7704-1(k) and such exchange constitutes part of a “block transfer” within the meaning of Treasury Regulation Section 1.7704-1(e)(2) (a “Block Exchange”). Legence Investment Aggregator I may surrender Class B Units (together with the same number of shares of Class B Common Stock) to Legence Holdings in exchange for either (i) the delivery by Legence Holdings of a number of shares of Class A Common Stock equal to the product of (A) such number of Class B Units surrendered multiplied by (B) the Exchange Rate or (ii), at the Issuer’s election, the delivery by Legence Holdings of cash equal to the Cash Election Amount calculated with respect to such Exchange (each, an “Exchange”). For the avoidance of doubt, if at any time Legence Investment Aggregator I surrenders all of its Class B Units to Legence Holdings, it must concurrently surrender all shares of Class B Common Stock then held by it to Legence Holdings.

(b) On the date the Class B Units are surrendered pursuant to an Exchange (the “Exchange Date,” and which shall be either a Specified Exchange Date or a Quarterly Exchange Date), the Issuer shall be entitled to elect (a “Cash Election”) to settle the Exchange by the delivery to Legence Investment Aggregator I (in the manner provided for in Section 2.2(b)), in lieu of the applicable number of shares of Class A Common Stock that would be received in such Exchange, an amount of cash equal to the Cash Election Amount for such Exchange; provided, that any such Cash Election shall require the prior approval of a majority of the directors of the Issuer who are independent within the meaning of the rules of the Nasdaq (or such other principal United States securities exchange on which the shares of Class A Common Stock are listed) and Rule 10A-3 of the Securities Act of 1933, as amended, and do not hold any Class B Units that are subject to such Exchange. In order to make a Cash Election with respect to an Exchange, the Issuer must provide written notice (a “Cash Election Notice”) of such election to Legence Investment Aggregator I prior to 1:00 pm, San Jose, California time, on the Business Day after the date on which such Class B Units (together with the same number of shares of Class B Common Stock) shall have been received by Legence Holdings. If the Issuer fails to provide such written notice prior to such time, it shall not be entitled to make a Cash Election with respect to such Exchange.

(c) Following settlement of the Exchange, whether by delivery of Class A Common Stock or exercise of a Cash Election, (i) all rights of Legence Investment Aggregator I as holder of such exchanged Class B Units and shares of such exchanged Class B Common Stock shall cease and Legence Holdings shall deliver such exchanged Class B Units and such exchanged shares of Class B Common Stock to the Issuer for no additional consideration, and (ii) in the event the Issuer does not exercise a valid Cash Election, Legence Investment Aggregator I shall be treated for all purposes as having become the record holder of such shares of Class A Common Stock received in such Exchange.

Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

2.2 Exchange Procedures.

(a) The Issuer will provide notice to Legence Investment Aggregator I at least seventy-five (75) days prior to the anticipated date of each Quarterly Exchange Date. Legence Investment Aggregator I shall exercise its right to make an Exchange as set forth in Section 2.1(a) above by providing written notice of Exchange (which in the case of an Exchange that is not a Block Exchange, must be delivered at least sixty (60) days prior to the applicable Quarterly Exchange Date) substantially in the form of Exhibit A hereto, duly executed by Legence Investment Aggregator I, in each case delivered during normal business hours at the principal executive offices of the Issuer and Legence Holdings.

(b) If the Issuer makes a valid Cash Election with respect to an Exchange, then in accordance with and subject to the terms set forth in the Legence Holdings LLC Agreement the Issuer shall deliver to Legence Holdings, and Legence Holdings shall deliver to Legence Investment Aggregator I, in each case, as directed by the recipient Party by wire transfer or ACH, the Cash Election Amount payable upon the Exchange.

(c) If the Issuer does not make a valid Cash Election with respect to an Exchange, then in accordance with and subject to the terms set forth in the Legence Holdings LLC Agreement, Issuer shall issue and contribute to Legence Holdings, and Legence Holdings shall deliver to Legence Investment Aggregator I, the number of shares of Class A Common Stock issuable upon the Exchange.

(d) Subject to the terms set forth in the Legence Holdings LLC Agreement, the Issuer may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of a Block Exchange and the surrender of Class B Units and shares of Class B Common Stock in the event that the Class B Units or shares of Class B Common Stock are uncertificated. Legence Investment Aggregator I may not revoke a notice of exchange relating to an Exchange that is not a Block Exchange delivered pursuant to Section 2.2(a) above without the consent of the Issuer, which consent may be provided or withheld, or made subject to such conditions, limitations or restrictions, as determined by the Issuer in its sole discretion. Such determinations need not be uniform and may be made selectively.

(e) Notwithstanding anything to the contrary herein, in accordance with Section 3.6(b) of the Legence Holdings LLC Agreement, the Issuer may in its sole discretion elect to settle any Exchange hereunder by delivering shares of Class A Common Stock or the applicable Cash Election Amount directly to Legence Investment Aggregator I in exchange for Legence Investment Aggregator I’s delivery to the Issuer of the corresponding Class B Units (together with the same number of shares of Class B Common Stock to the Issuer). Any such transaction shall otherwise be effected on the terms and in the manner provided herein and shall constitute an “Exchange” for all purposes of this Agreement.

2.3 Exchange Restrictions.

(a) Notwithstanding anything to the contrary contained herein, Legence Investment Aggregator I shall not be entitled to exchange Class B Units and shares of Class B Common Stock, and the Issuer and Legence Holdings shall have the right to refuse to honor any request for an Exchange, if such Exchange would be prohibited under applicable law or regulation.

(b) Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the reasonable and good faith determination of the Issuer or Legence Holdings, such an Exchange would pose a material risk that Legence Holdings would be treated as a “publicly traded partnership” under Section 7704 of the Code.

Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

2.4 Distributions and Reclassifications. In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then Legence Investment Aggregator I shall be entitled to receive upon exchange the amount of such security that Legence Investment Aggregator I would have received if such exchange had occurred immediately prior to the effective date of such reclassification or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any Class B Unit and share of Class B Common Stock.

2.5 Taxes. The delivery of shares of Class A Common Stock upon an Exchange shall be made without charge to Legence Investment Aggregator I for any stamp or other similar tax in respect of such issuance unless otherwise required by law.

2.6 Common Stock Issued. For the avoidance of doubt, the shares of Class A Common Stock issued in exchange for Class B Units and shares of Class B Common Stock will not be registered under the Securities Act of 1933, as amended, but will be Registrable Securities and subject to the provisions of the Registration Rights Agreement.

2.7 Reserves. At all times, Issuer shall maintain a minimum number of unencumbered shares of Class A Common Stock reserved for issuance equal to the product of (A) the aggregate number of Class B Units held by Legence Investment Aggregator I multiplied by (B) the Exchange Rate.

Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

ARTICLE III

GENERAL PROVISIONS

3.1 Representations and Warranties of Issuer, Legence Holdings and Legence Investment Aggregator I. Each of Issuer, Legence Holdings and Legence Investment Aggregator I hereby represents and warrants to the respective other Parties as follows:

(a) it has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(b) the execution, delivery and performance of this Agreement by it will not result in any material breach or violation of or default or right of termination or acceleration under any statute, law, regulation, ordinance, rule, permit, concession, grant, franchise, license or other authorization or approval of any governmental authority, judgment, order or decree or any mortgage, agreement, deed of trust, indenture or any other instrument to which it is a party or by which it or any of its properties or assets are bound or which is otherwise applicable to it.

3.2 Representations and Warranties of Issuer and Legence Holdings. Each of Issuer and Legence Holdings hereby represents and warrants to Legence Investment Aggregator I that, upon the valid surrender of Class B Units and shares of Class B Common Stock pursuant to an Exchange pursuant to the terms of this Agreement, the Class A Common Stock delivered to Legence Investment Aggregator I pursuant to such Exchange shall be duly and validly authorized, fully paid and nonassessable, and shall be issued in the name of Legence Investment Aggregator I, or such other party as Legence Investment Aggregator I may designate in writing, without charge for any stamp or other similar tax in respect of such issuance, and will pass to Legence Investment Aggregator I participating in such Exchange or their designee, free and clear of any liens, security interests and other encumbrances other than any such liens, security interests or other encumbrances imposed by Legence Investment Aggregator I participating in such Exchange.

3.3 Amendment. The provisions of this Agreement may be amended by the affirmative vote or written consent of each of (a) the Issuer, (b) Legence Holdings and (c) the holders of at least a majority of the then-outstanding Class B Units (excluding Class B Units held by the Issuer), provided that, for so long as Legence Investment Aggregator I (or other affiliates of Blackstone Inc.) hold at least 5% of the outstanding Class B Units, the prior written consent of Legence Investment Aggregator I (or such other affiliates of Blackstone Inc.) will be required for any amendment, supplement, waiver or modification of this Agreement.

3.4 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.4):

(a)	If to the Issuer or Legence Holdings, to:

Legence Corp.

1601 Las Plumas Ave San Jose, CA 95133

Attention: Chief Executive Officer

Email: jeff.sprau@wearelegence.com

Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

With required copies to:

Blackstone Management Partners, L.L.C.

345 Park Avenue, 31st Floor

New York, New York 10154

Attention: Bilal Khan; Mitchell Nimocks

Email: bilal.khan@blackstone.com; mitchell.nimocks@blackstone.com

and

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Rhett A. Van Syoc, P.C.; Kyle M. Watson, P.C. Matthew R.

Pacey, P.C., Michael W. Rigdon, P.C .

Email: rhett.vansyoc@kirkland.com; kyle.watson@kirkland.com;

matt.pacey@kirkland.com; michael.rigdon@kirkland.com

(b)	If to Legence Investment Aggregator I, to:

c/o Blackstone Management Partners, L.L.C.

345 Park Avenue, 31st Floor

New York, New York 10154

Attention: Bilal Khan; Mitchell Nimocks

Email: bilal.khan@blackstone.com; mitchell.nimocks@blackstone.com

With required copies to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Rhett A. Van Syoc, P.C.; Kyle M. Watson, P.C. Matthew R.

Pacey, P.C., Michael W. Rigdon, P.C.

Email: rhett.vansyoc@kirkland.com; kyle.watson@kirkland.com;

matt.pacey@kirkland.com; michael.rigdon@kirkland.com

3.5 Further Action. The Parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

3.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties hereto including, without limitation and without the need for an express assignment, subsequent holders of Class B Units and Class B Common Stock; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Class B Units and Class B Common Stock in violation of the terms of the Legence Holdings LLC Agreement or applicable law. Any Class B Units or shares of Class B Common Stock acquired from Legence Investment Aggregator I (or a permitted assignee thereof) shall be entitled to all of the rights and be held subject to all of the obligations of this Agreement, and by taking and holding such Class B Units or shares of Class B Common Stock, such assignee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

3.7 Third Party Beneficiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon anyone other than the Parties and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

3.8 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions thereof.

3.9 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

3.10 Integration. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

3.11 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

3.12 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in Delaware in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

(b) Notwithstanding the provisions of paragraph (a), in the case of matters relating to an Exchange, the Issuer may bring, on behalf of the Issuer or Legence Holdings or on behalf of Legence Investment Aggregator I, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), Legence Holdings and Legence Investment Aggregator I (i) expressly consent to the application of paragraph (c) of this Section 3.12 to any such action or proceeding, (ii) agree that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoint the Issuer, as their agent for service of process in connection with any such action or proceeding and agree that service of process upon such agent, who shall promptly advise Legence Holdings or Legence Investment Aggregator I, as applicable, of any such service of process, shall be deemed in every respect effective service of process upon Legence Holdings or Legence Investment Aggregator I, as applicable, in any such action or proceeding.

(c) THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF COURTS LOCATED IN WILMINGTON, DELAWARE FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 3.12, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The Parties’ acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the Parties’ relationship with one another. The Parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 3.12 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 3.12 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 3.12, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 3.12. In that case, this Section 3.12 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 3.12 shall be construed to omit such invalid or unenforceable provision.

Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

3.13 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.13.

3.14 Tax Treatment; Withholding.

(a) To the extent this Agreement imposes obligations upon Legence Holdings, this Agreement shall be treated as part of the Legence Holdings LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

(b) Each of the Issuer, Legence Holdings and their agents and affiliates shall have the right to deduct and withhold from any consideration payable or otherwise deliverable upon an Exchange such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Common Stock; provided that the Issuer may allow Legence Investment Aggregator I to pay such taxes owed on an Exchange in cash in lieu of the Issuer withholding or deducting such Class A Common Stock. Prior to making such deduction or withholding, the Issuer, Legence Holdings or the applicable agent or affiliate shall give written notice to Legence Investment Aggregator I effecting such Exchange and reasonably cooperate with Legence Investment Aggregator I to reduce or avoid any such deduction or withholding. To the extent such amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts shall be treated for all purposes under this Agreement as having been paid to Legence Investment Aggregator I, and, if withholding is taken in Class A Common Stock, the relevant withholding party shall be treated as having sold such Class A Common Stock on behalf of Legence Investment Aggregator I for an amount of cash equal to the fair market value thereof at the time of such deemed sale and paid such cash proceeds to the relevant governmental authority.

3.15 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

3.16 Effective Date. This Agreement shall become effective upon the closing of the IPO and shall be of no force and effect (a) prior to the closing of the IPO and (b) if the closing of the IPO has not been consummated within 10 Business Days from the date of this Agreement.

[Remainder of Page Intentionally Left Blank]

Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

LEGENCE CORP.

By:
Name:	Jeffrey Sprau
Title:	Chief Executive Officer

LEGENCE HOLDINGS LLC

By:
Name:	Jeffrey Sprau
Title:	Chief Executive Officer

LEGENCE PARENT LLC

By:
Name:	Jeffrey Sprau
Title:	Chief Executive Officer

Signature Page to Exchange Agreement

Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT A

[FORM OF]

NOTICE OF EXCHANGE

Legence Corp.

1601 Las Plumas Ave

San Jose, CA 95133

Attention:	Chief Executive Officer
Email:	jeff.sprau@wearelegence.com

Legence Holdings LLC

1601 Las Plumas Ave

San Jose, CA 95133

Attention:	Chief Executive Officer
Email:	jeff.sprau@wearelegence.com

Reference is hereby made to the Exchange Agreement, dated as of [●], 2025 (the “Exchange Agreement”), among Legence Corp., a Delaware corporation, Legence Holdings LLC, a Delaware limited liability company, and Legence Parent LLC, a Delaware limited liability company. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned holder (the “Holder”) of Class B Units of Legence Holdings hereby transfers to Legence Holdings, effective as of the next Quarterly Exchange Date, the number of Class B Units (and a corresponding number of Class B Common Stock of the Issuer) set forth below in Exchange for Class A Common Stock of the Issuer to be issued in its name as set forth below, in accordance with the terms of the Exchange Agreement.

Legal Name of Holder: [●]

Address: [●]

Number of Class B Units to be Exchanged: [●]

The undersigned hereby irrevocably constitutes and appoints any officer of the Issuer or Legence Holdings as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to effectuate the Exchange.

[Remainder of Page Intentionally Left Blank]

Confidential Treatment Requested by Legence Corp.

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned.

By:
Name:
Title:

Signature Page to Notice of Exchange